                                                                     Exhibit 4.1

                          FIRST SUPPLEMENTAL INDENTURE


          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 1, 1998 (this "First Supplemental Indenture"), to the Indenture (as defined below), among The Doe Run Resources Corporation, a New York corporation (the "Company"), the Guarantors (as defined in the Indenture), each of the Subsidiaries of the Company listed on Schedule A annexed hereto (collectively, the "Additional Guarantors") and State Street Bank and Trust Company, as Trustee (the "Trustee").

                              W I T N E S S E T H:

          WHEREAS, the Company has issued its 11 1/4% Senior Notes due 2005 and Floating Interest Rate Senior Notes (collectively, the "Securities") in the aggregate principal amount of $255,000,000 under and pursuant to the Indenture, dated as of March 12, 1998 (the "Indenture"), among the Company, the Guarantors listed therein and the Trustee; and

          WHEREAS, each of the Additional Guarantors has become a Restricted Subsidiary and pursuant to Section 4.20 of the Indenture is entering into this First Supplemental Indenture to thereby become a Guarantor as provided in Article Eleven of the Indenture; and

          WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Company, the Guarantors, the Additional Guarantors and the Trustee may enter into this First Supplemental Indenture without the consent of any Holder; and

          WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this First Supplemental Indenture pursuant to the Indenture and all other documents relating to the Securities have been obtained and given;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                           AUTHORIZATION; DEFINITIONS

          Section 1.01. First Supplemental Indenture. This First Supplemental Indenture is supplemental to, and is entered into, in accordance with Section
9.01 of the Indenture, and except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

          Section 1.02. Definitions. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the Indenture shall have the same meanings, respectively, in this First Supplemental Indenture as such terms are given in said Section 1.01 of the Indenture.

                                   ARTICLE II
                              ADDITIONAL GUARANTORS

          Section 2.01. Additional Guarantors. Pursuant to Section 11.01 of the Indenture, each of the Additional Guarantors hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Guarantor under the Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                                   ARTICLE III
                                  MISCELLANEOUS

          Section 3.01. Effective Date. This First Supplemental Indenture shall become effective upon execution and delivery hereof.

          Section 3.02. Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 3.03. Acceptance. The Trustee accepts the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution by the Company, the Guarantors or the Additional Guarantors, or for or in respect of the recitals contained herein, all of which are made solely by the Company.

          Section 3.04. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture, by the Company, the Guarantors, the Additional Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

          Section 3.05. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.06. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

          Section 3.07. Incorporation into Indenture. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture,


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

and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first above written.

                                        THE DOE RUN RESOURCES CORPORATION

                                        By:   /s/ Marvin K. Kaiser
                                              ---------------------------------
                                              Name: Marvin K. Kaiser
                                              Title: Vice President and CFO

                                        FABRICATED PRODUCTS, INC.

                                        By:   /s/ Marvin K. Kaiser
                                              ---------------------------------
                                              Name: Marvin K. Kaiser
                                              Title: Vice President--Finance
                                                     and Treasurer

                                        DOE RUN CAYMAN LTD.

                                        By:   /s/ Marvin K. Kaiser
                                              ---------------------------------
                                              Name: Marvin K. Kaiser
                                              Title: Vice President

                                        DOE RUN MINING S.R.L.

                                        By:   /s/ Marvin K. Kaiser
                                              ---------------------------------
                                              Name: Marvin K. Kaiser
                                              Title: Finance Manager

                                        DOE RUN PERU S.R.L.

                                        By:   /s/ Marvin K. Kaiser
                                              ---------------------------------
                                              Name: Marvin K. Kaiser
                                              Title: Finance Manager

                                        DOE RUN AIR S.A.C.

                                        By:   /s/ Marvin K. Kaiser
                                              ---------------------------------
                                              Name: Marvin K. Kaiser
                                              Title: Attorney-in-Fact

                                        DOE RUN DEVELOPMENT S.A.C.

                                        By:   /s/ Marvin K. Kaiser
                                              ---------------------------------
                                              Name: Marvin K. Kaiser
                                              Title: Attorney-in-Fact

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:   /s/ Robert L. Reynolds
                                              ---------------------------------
                                              Name: Robert L. Reynolds
                                              Title: Vice President


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

                                                                      SCHEDULE A


                              ADDITIONAL GUARANTORS


Name                                                                 Date
----                                                                 ----
Doe Run Air S.A.C., a Peruvian corporation...................  September 1, 1998

Doe Run Development S.A.C., a Peruvian corporation...........  September 1, 1998







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